Joby Announces Pricing of Public Offering
SANTA CRUZ, Calif., May 3, 2023 –– Joby Aviation, Inc. (NYSE: JOBY), a company developing all-electric aircraft for commercial passenger service, today announced the pricing of its public offering of 43,985,681 shares of its common stock at a public offering price of $4.10 per share. All of the shares are being offered by Joby. The offering is expected to close on May 5, 2023, subject to the satisfaction of customary closing conditions.
The gross proceeds of the offering are expected to be approximately $180 million before deducting estimated offering expenses. Joby intends to use the net proceeds from this offering, together with existing cash, cash equivalents and marketable securities, to fund its certification and manufacturing efforts, prepare for commercial operations and for general working capital and other general corporate purposes. The offering is being made pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was filed by Joby with the Securities and Exchange Commission (SEC) and was declared effective by the SEC on October 20, 2022. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC. Copies of the prospectus supplement relating to the offering, when available, may be obtained from: Joby Aviation, Inc., Attn: Investor Relations, 333 Encinal Street, Santa Cruz, CA 95060.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including regarding the offering, the expected closing date of the offering and the intended use of proceeds from the offering. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Contacts
Investors:
investors@jobyaviation.com
Media:
press@jobyaviation.com